KRAMER LEVIN NAFTALIS & FRANKEL LLP EXHIBIT 8.1
1177 AVENUE OF THE AMERICAS
NEW YORK NY 10036-2714
PHONE 212.715.9100
FAX 212.715.8000

November 8, 2013
A-Mark Precious Metals, Inc.
429 Santa Monica Blvd., Suite 230
Santa Monica, CA 90401

Ladies and Gentlemen:
We have acted as United States tax counsel to A-Mark Precious Metals, Inc., a Delaware corporation (the “Company”) in connection with the distribution (such transaction, the “Spinoff”) by Spectrum Group International, Inc. (“SGI”) of all of the outstanding shares of the Company (the “Company Common Stock”) on a pro rata basis to the holders of the common stock of SGI (the “SGI Common Stock”), pursuant to a registration statement on Form S-1 (File No. ____), including the prospectus included therein (the “Prospectus”), filed with the U.S. Securities and Exchange Commission on November 8, 2013, as amended prior to the date hereof (the “Registration Statement”). Capitalized terms used herein without definition have the meanings assigned to them in the Prospectus.
For purposes of the opinion set forth below, we have reviewed the Registration Statement and reviewed and relied upon such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements of factual matters made by the Company, which we have neither investigated nor verified. We have assumed that such statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company as to the United States federal income tax consequences of the Spinoff or of holding shares of Company Common Stock. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.
Based upon and subject to the foregoing as well as the limitations set forth below, the statements of law set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” constitute our opinion as to the material United States federal income tax consequences (i) to SGI and to U.S. Holders of SGI Common Stock of the Spinoff and (ii) to non-U.S. Holders of SGI Common Stock of holding shares of Company Common Stock.
No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the Spinoff and of holding shares of Company Common Stock under any non-United States, state, or local tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not

1177 AVENUE OF THE AMERICAS   NEW YORK NY 10036-2714   PHONE 212.715.9100   FAX 212.715.8000
990 MARSH ROAD   MENLO PARK CA 94025-1949   PHONE 650.752.1700   FAX 650.752.1800
47 AVENUE HOCHE   75008 PARIS FRANCE   PHONE (33-1) 44 09 46 00   FAX (33-1) 44 09 46 01

KRAMER LEVIN NAFTALIS & FRANKEL LLP

A-Mark Precious Metals, Inc.
November 8, 2013

undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.
This opinion is being delivered to you for the purpose of being filed as an exhibit to the Registration Statement and may not be circulated, quoted, or otherwise referred to for any other purpose without our written consent.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP